E-1

                                                                                                                       Exhibit 4.1

                                                            MEDIMMUNE, INC.

                                                     Employee Stock Purchase Plan
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                                                              Article I
                                                       PURPOSE AND COMMENCEMENT

Section 1.01.      Purpose.  The purpose of the Plan is to provide the employees of the Company and certain of its  subsidiaries added
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incentive  to  continue  in their  employment  and to  encourage  increased  efforts to promote  the best  interests  of the Company by permitting  eligible  employees to purchase  shares of common  stock of the Company at prices less than the fair market value thereof.  The Plan is  intended  to qualify  as an  employee  stock  purchase  plan under  Section  423 of the Code and will be interpreted and construed in accordance with this purpose.

Section 1.02.      Commencement.  The Plan will become effective on June 1, 2001, if approved by stockholders of the Company prior
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to that date.

                                                              Article II
                                                              DEFINITIONS

Section 2.01.      Definitions.  As used in the Plan, the following terms and phrases will have the following meanings:
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(a)      "Board of Directors " will mean the Board of Directors of the Company.

(b)      "Code" will mean the Internal Revenue Code of 1986, as amended.

(c)      "Committee"  means the  Compensation and Stock Committee of the Board of Directors  or any other  committee of the Board of
Directors appointed by the Board of Directors to administer the Plan from time to time.

(d)      "Common Stock" means the common stock of the Company, par value $.01 per share.

(e)      "Company" means MedImmune, Inc., a Delaware corporation.

(f)      "Contribution Account" means the account established on behalf of a Participant pursuant to Article VI, to which his or her
Participant Contributions will be credited.

(g)      "Contribution Rate" means a percentage of a Participant's Covered Compensation during each payroll period designated by each Participant to be withheld by payroll deduction and credited to his or her Contribution Account under Section 6.03.

(h)      "Covered  Compensation" means an Employee's base pay, annual bonus  compensation,  overtime and commission income (in the case of Employees whose primary form of compensation is commission income) received from a Participating  Employer,  in each case before tax withholdings and other payroll deductions (such as deductions under  Section 401(k) or 125 of the Code), but covered compensation does not include (i)  relocation  reimbursement,  stock  options,  or other  extraordinary  payments as determined by the  Committee;  (ii) employer contributions to any deferred compensation plan maintained by a Participating  Employer;  (iii)
fringe benefits not taxable to the  Participant;  (iv)  payments to or on behalf of a  Participant  after he or she is no longer an
Employee; and (v) imputed life insurance income and all other forms of imputed income.

(i)      "Effective Date" means June 1, 2001.

(j)      "Election  Deadline"  means the last date prior to the start of an  Offering  Period,  as  determined  by the  Committee, for submitting an Election Form.

(k)      "Election Form" means the form or methods approved by the Committee for Eligible  Employees to elect  participation and his or her  Contribution  Rate in an Offering  Period under the Plan.  In lieu of or in addition to a paper form,  the Committee may authorize election of Plan participation via web access, telephone, telephone voice response system or any other technological means.

(l)      "Eligible  Employee"  means an Employee who has  satisfied  the  eligibility  requirements  for  participation  in the Plan as provided in Section 6.01.

(m)      "Employee"  shall mean each employee of a Participating  Employer whose  customary  employment is at least 20 hours a week and more than five  months in a  calendar  year.  For  purposes  of the Plan,  "employment"  shall be  determined  in  accordance with the provisions of Section 1.421-7(h) of the Treasury Regulations (or any successor regulations).

(n)      "Fair  Market  Value" of a share of Common  Stock as of a given date means the closing  sales price of the Common Stock on the Nasdaq Stock Market on the trading day  immediately  preceding  the date as of which Fair Market Value is to be  determined  or, in the absence  of any  reported  sales of Common  Stock on such  date,  on the first  preceding  date on which any such sale  shall have been reported.  If Common  Stock is not listed on the Nasdaq  Stock  Market on the date as of which Fair Market  Value is to be determined, the Committee shall determine in good faith the Fair Market Value in whatever manner it considers appropriate.

(o)      "Offer Date" means the first trading date of the Common Stock in an Offering Period, subject to Section 6.01.

(p)      "Offering Period" shall be as defined in Section 5.01.

(q)      "Participant"  means any Eligible  Employee who has met the conditions  and provisions for becoming a Participant  and who has elected participation in an Offering Period under Article VI.

(r)      "Participant  Contribution"  means the amount  contributed  by each  Participant  to his or her  Contribution  Account  for an Offering Period.

(s)      "Participating  Employer"  means the Company and any  Subsidiary  that is designated  by the Committee  from time to time as a Participating Employer under the Plan.

(t)      "Plan" shall mean the MedImmune Inc.  Employee  Stock  Purchase  Plan, as set forth herein,  as it may be amended from time to time.

(u)      "Purchase Date" shall be as defined in Section 5.02.

(v)      "Purchase Period" shall be as defined in Section 5.02.

(w)      "Purchase  Price" means the purchase  price for a share of Common Stock to be paid by a  Participant  on a Purchase  Date, as determined under Section 7.01.

(x)      "Service  Requirement" means the period of continuous  service, if any, as determined by the Committee from time to time, that an Employee is required to have rendered with a  Participating  Employer  immediately  prior to an Offer Date for the Employee to be an Eligible Employee on the Offer Date of such Offering Period.

(y)      "Subsidiary"  means a subsidiary  of the Company  that is treated as a  subsidiary  corporation  under  Section  424(f) of the Code. For avoidance of doubt,  any entity that is not treated as a  "corporation"  for U.S.  federal income tax purposes shall not be a "Subsidiary" under the Plan.

                                                             Article III
                                                  SHARES SUBJECT TO PLAN; ADJUSTMENTS

Section 3.01.      Shares Subject to Plan. A maximum of 3,000,000 shares of Common Stock may be purchased under the Plan, subject to
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adjustment as set forth in  Section 3.02.  Shares of Common Stock issued and sold under the Plan may be either  authorized but unissued shares or shares held in the Company's treasury.

Section 3.02.      Adjustments.  In the event of a  reorganization,  recapitalization, stock split, stock dividend, combination  of
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shares,  merger or  consolidation,  or the sale,  conveyance,  or other  transfer  by the  Company of all or  substantially  all of its property,  or any  other  change in the  corporate  structure  or  shares of the  Company,  pursuant  to any of which  events the then outstanding  shares of Common Stock are split up or combined,  or are changed into,  become  exchangeable at the holder's election for, or entitle  the holder  thereof to cash,  other  shares of stock or any other  consideration,  or in the case of any other  transaction described in Section  424(a) of the Code, the Committee may make  appropriate  and  proportionate  adjustment in the maximum number and kind of shares  provided  in  Section 3.01  and in the number and kind of shares and  Purchase  Price offered  during any  outstanding Purchase Period (including any limitations  thereon),  subject in the case of certain corporate reorganizations to the requirements of Section 424(a) of the Code.

                                                               Article IV
                                                      ADMINISTRATION OF THE PLAN

Section 4.01.      Committee Actions. Pursuant to the direction of the Board of Directors, the Committee will be responsible for the
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administration  of the Plan.  The  Committee  will have the  discretionary  authority  to interpret  the Plan and decide all questions arising in its administration,  application and operation,  including all questions of fact and interpretation of the provisions of the Plan.  All  determinations  by the Committee  will be conclusive  and binding on all persons.  The  Committee, from time to time, may adopt,  amend and rescind rules and regulations not inconsistent  with the Plan for carrying out the Plan, and may approve the forms of any  documents or writings  provided for in the Plan.  The Committee  will have full  discretionary authority to delegate  ministerial functions to employees of the Company and its  Subsidiaries.  No member of the Board of Directors or the  Committee  will be liable for any  action,  determination  or  omission  taken or made in good faith with  respect to the
Plan or any right  granted  hereunder.  The Committee  shall have the right,  from time to time, to delegate to one or more officers of the  Company  the  authority  to perform certain administrative functions under the Plan.

Section 4.02.     Custodial Functions. The Committee may in its discretion engage a bank trust department, securities brokerage firm
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or other financial institution as agent to perform custodial and record-keeping functions for the Plan.

Section 4.03.      Plan Costs.  The Company  will bear the cost of  administering  the Plan, including any fees, costs and expenses
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relating to the purchase of shares of Common Stock under the Plan.  Notwithstanding the foregoing, Participants will be responsible for all fees, costs and expenses incurred in connection with the disposition of shares of Common Stock purchased under the Plan.

                                                              Article V
                                                 OFFERING PERIODS AND PURCHASE PERIODS

Section 5.01.     Offering Periods.The Plan shall be implemented by a series of periods (each, an "Offering Period"), with each such
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Offering  Period  beginning on the Offer Date and ending on such date  determined  prior to the Offer Date by the Committee;
provided, however,  that in no event shall an Offering  Period end on a date that is later than 27 months  following the  applicable
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Offer Date.  The initial Offering Period shall commence on the first trading date of the Common Stock on or after the Effective Date.
Subsequent Offering  Periods shall  commence on such later dates as the Committee  shall  determine  from time to time.  The
Committee may provide for Offering Periods that are consecutive or overlapping with respect to other Offering Periods.

Section 5.02.    Purchase Periods.  Each Offering Period will consist of one or more consecutive periods (each, a "Purchase Period")
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during which payroll deductions  accumulated in each Participant's  Contribution  Account shall be used to purchase Common Stock on the last  trading date of the Common  Stock (the  "Purchase  Date") for the Purchase  Period.  Each  Purchase  Period shall have a duration determined by the  Committee,  provided that each Purchase  Period with respect to an Offering  Period shall end not later than the end of the relevant Offering Period.

                                                               Article VI
                                                     ELIGIBILITY AND PARTICIPATION

Section 6.01.      Eligibility.
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(a)      Each Employee on the Effective Date shall be an Eligible Employee.  Each other Employee  shall become an Eligible  Employee upon  satisfaction  of the Service  Requirement  and may participate in the Plan as of the Offer Date coincident with or next following the date he or she becomes an Eligible  Employee.  Any person who becomes an  Employee on account of a merger,  stock purchase, asset purchase or other  acquisition  by the Company,  will have any  continuous  period of service  with the  predecessor employer  applied towards the satisfaction of the Service Requirement.

(b)      The Committee  may provide that any Employee who becomes an Eligible  Employee  during an Offering  Period will be eligible to participate  in such  Offering  Period on the first  trading  date of the Common  Stock on or after the date such  Employee becomes an Eligible  Employee,  or on any later trading date,  with such date to be treated as the "Offer Date" for any such
Employee for purposes of the Plan. The Purchase Period for any such Employee shall end concurrent  with the  then-current  Purchase
Period  specified by the Committee.

Section 6.02.      Limitations.
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(a)      The maximum  numbers of shares that may be purchased by a Participant  during any one Offering  Period will be 5,000 shares of Common Stock, subject to adjustment as provided in Section 3.02.

(b)      No Participant  may be granted the right to purchase  shares of Common Stock under the Plan that would permit his or her right to  purchase  stock  under all  employee  stock  purchase  plans (to which  Section  423 of the Code  applies) of the Company and its Subsidiaries, to accrue at a rate that exceeds $25,000 of fair market value of such stock (as determined on the Offer Date)
for each calendar year, as and in the manner provided by Section 423(b)(8) of the Code.

(c)      No  Participant  will acquire a right to purchase  shares of Common Stock under the Plan if immediately  after  receiving such right he or she would be  treated  as owning 5% or more of the total  combined  voting  power or value of all  classes of stock of the Company or any Subsidiary, determined in accordance with Section 423(b)(3) of the Code.

Section 6.03.      Elections to Participate.
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(a)      Prior to the Election  Deadline for each new Offering  Period,  the Company will make  available to each Eligible  Employee an Election  Form and a summary  of the Plan.  If an  Eligible  Employee  elects to  participate  in an  Offering  Period,  he or she will complete the  Election  Form and file it with the Company by the Election  Deadline.  The  completed  Election  Form will indicate the Contribution Rate authorized by the Participant.  In the event that there are overlapping  Offering  Periods,  an
Eligible Employee may participate  in more than one such  Offering  Period by  submitting  an  Election  Form prior to the  Election
Deadline for each such Offering  Period,  subject to the  limitations of Section 6.02 and 6.03(b).  Any Eligible  Employee who is a
Participant in an Offering Period at the end of such Offering  Period will  automatically  continue to  participate in any Offering
Period  beginning the trading date of the Common Stock  immediately  following the end of such previous  Offering Period,  unless such Eligible Employee notifies the Company  that he or she  wishes  not to  participate  in such new  Offering  Period.  Any
Eligible  Employee  who  does  not  elect to participate  during any given Offering  Period may elect to participate in any future
Offering  Period,  so long as he or she continues to be an Eligible Employee.

(b)      On the Election  Form, an Eligible  Employee  will  authorize his or her  Participating  Employer to deduct  through a payroll deduction the amount of the Participant  Contribution.  The Participant  Contribution for each payroll period will be at a
Contribution Rate that is a whole percentage not less than 1% and not more than 15% of such Eligible  Employee's  Covered
Compensation  paid by the Participating Employer during each payroll period,  provided that aggregate Participant  Contribution for all Offering Periods in which an Eligible Employee is participating  during any payroll period may not exceed 15% of such Eligible
Employee's Covered  Compensation.  The Committee shall  determine the method by which the foregoing  aggregate  Participant
Contribution  limitation for  Participants in multiple  Offering  Periods shall be implemented.  For each Purchase Period, payroll  deductions will begin as of the first pay period ending on or after  the  first  trading  date of the  Common  Stock of a
Purchase  Period  and will end as of the end of the last full payroll period ending during the Purchase  Period.  All  Participant
Contributions  under the Plan will be credited to a Participant's Contribution Account.  No interest will accrue to Participants on any amounts credited to the Contribution Account.

(c)      By  enrolling  in the Plan,  each  Participant  will be deemed to have  authorized  the  establishment  of a security limited purchase  account in his or her name at a  securities  brokerage  firm or other  financial  institution  with  respect to each class of Common Stock being purchased, if approved by the Committee in its discretion.

Section 6.04.      Changes in Participation Elections.
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(a)      The  Participant's  Contribution  Rate for an Offering Period,  once  established,  will remain in effect for the remainder of such Offering  Period,  provided that  Participant  may change his or her  Contribution  Rate,  subject to the  limitations  of
Section 6.03(b),  prior to the start of a new Purchase  Period  within such  Offering  Period by  notifying  the Company by such means and such deadline as is  established  by the  Committee  from time to time for a change in a  Contribution  Rate during an
Offering  Period.  A Participant's  Contribution  Rate in effect at the end of an Offering Period will remain in effect for the
Offering Period beginning on the trading date of the Common Stock  immediately  following the end of such previous Offering  Period, if any, unless a new Election Form is filed with the Company not later than the Election  Deadline for such new Offering Period.
Notwithstanding  the foregoing, if a Participant is  participating  in multiple  Offering Periods that end on the same date, the
Participant's  Contribution  Rate in any single  Offering  Period  beginning on the trading date of the Common Stock  immediately following the end of such  previous  multiple Offering Periods will be the Participant's  aggregate  Contribution  Rates for such multiple  previous  Offering Periods,  unless a new Election Form is filed with the Company not later than the Election Deadline for the such new Offering Period.

(b)      A Participant may notify the Company of his or her desire to discontinue  Participant  Contributions during an Offering
Period by  delivering to the Company  written  notice (on forms provided by the Company) at any time prior to the end of an Offering
Period.  Upon such a request,  all future payroll deductions will cease and no new contributions will be made to the Participant's
Contribution Account for such  Offering  Period.  At the  election of the  Participant,  all amounts  credited to the  Contribution
Account for the then-current  Purchase  Period of such  Offering  Period  will either be  refunded  to the  Participant  or will be held until the next Purchase  Date of such  Offering  Period for a purchase of Common Stock in  accordance  with  Section  7.02
(unless the  Participant's employment  is  subsequently  terminated,  in which case  Section  6.05(a) will  apply).  If a
Participant's  payroll  deductions  are prevented by legal process,  he or she will be deemed to have terminated  participation in the Plan. Any Participant who  discontinues participation  in all Offering  Periods under the Plan will not be eligible to participate in any future Offering  Periods of the Plan, unless and until he or she files a new Election Form prior to the Election
Deadline for such future Offering Periods.

Section 6.05.      Termination of Employment; Employment Transfers.
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(a)      A Participant  whose employment with a Participating  Employer is terminated  during an Offering Period will immediately cease to participate in all Offering Periods under the Plan and all amounts credited to his or her Contribution Account will be refunded.

(b)      If a Participant  transfers  employment  from a Participating  Employer to a Subsidiary  that is not a Participating
Employer during an Offering  Period,  he or she will  immediately  cease to participate  in all Offering  Periods under the Plan and all amounts credited to his or her Contribution  Account will be refunded.  Any such  Participant who transfers  employment will not be eligible to participate in any future Offering Periods of the Plan, unless and until he or she resumes employment with a
Participating Employer.

                  (c)      If an Employee  transfers  employment  from a Subsidiary that does not participate in the Plan to employment with a Participating  Employer,  he or she will become an Eligible Employee upon satisfaction of the Service Requirement and may become a  Participate  upon making an election to  participate  in  accordance  with  Section  6.03.  For purposes of satisfying  the Service Requirement,  any continuous  period of service with such  Subsidiary that does not participate in the Plan will be applied towards the satisfaction of the Service Requirement.

                                                              Article VII
                                                       PURCHASE OF COMMON STOCK

Section 7.01.      Purchase  Price. For each Purchase Period within an Offering Period, the Purchase Price per share of Common Stock
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that may be  purchased  under the Plan will be the lesser of (a) 85% of the Fair Market  Value of the Common Stock on the Offer Date
of such Offering Period and (b) 85% of the Fair Market Value of the Common Stock on the Purchase Date of each such Purchase Period.

Section 7.02.      Purchase of Common Stock.
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(a)      On each Purchase Date, subject to the limitations applicable under Section 6.02, the accumulated balance of a Participant's
Contribution  Account for such Purchase  Period will be used to purchase the maximum number of whole shares of Common Stock that can be acquired with the amount of the  Contribution  Account.  The number of shares to be so purchased will be determined by dividing
(i) the amount of the  Participant's  Contribution  Account by (ii) the  Purchase Price of the Common Stock in respect of such
Purchase Period. Any cash  balance  remaining in a  Participant's  account  after the purchase of shares on a Purchase  Date will be applied to purchase Common Stock in the next succeeding  Purchase  Period,  unless the Participant  requests that the Company refund any such amount to the Participant; provided, however, that any cash balance remaining in a Participant's account after the purchase
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of shares on a Purchase Date due to the limitations of Section 6.02 shall be refunded to the Participant.

(b)       If, in any  Purchase  Period,  the  total  number of shares  of  Common  Stock to be  purchased  pursuant  to the Plan by all Participants  exceeds the number of shares  authorized  under the Plan, then each Participant will purchase his or her pro rata portion of the shares remaining  available under the Plan based on the balances in each Participant's  Contribution  Account as of the Purchase Date.  All remaining amounts credited to Participants' Contribution Accounts will be refunded.

(c)      Any cash dividends  paid with respect to shares of Common Stock held for the account of a Participant  shall be, as determined by the  Participant,  (i)  distributed  to the  Participant,  or (ii) used to purchase  additional  shares of Common
Stock on the open market,  provided that the  Participant  has made a prior  arrangement  with the securities firm described in
Section 6.03(c) hereof to apply any cash dividends to make such purchases.

Section 7.03.      Notice of Purchase, Stock Certificates, Voting Rights.
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(a)      After each Purchase Date, the Company or its agent will provide a report to each  Participant  stating the amounts credited to his or her Contribution Account, the number of shares of Common Stock purchased and the applicable Purchase Prices.

(b)      Evidence  of shares of Common  Stock  purchased  under the Plan  will be  maintained  under the Plan for the  account  of each Participant  and  registered in the manner  determined by the  Committee.  Certificates  for the number of whole shares purchased on a Participant's  behalf  under the Plan will be held in a  custodial  account in the name of the  Participant  under the Plan.  Shares of Common  Stock shall be  required to remain in the  custodial  account  until the earlier of (i) the receipt of written  notice from the Participant that the Participant intends to sell the shares,  together with such information  concerning such sale as the Company shall require,  (ii) the receipt of written notice from the Participant  that the  Participant  requests custody of the share  certificates, provided  that no such request shall be honored if made prior to the satisfaction of the holding periods under Section 423(a)(1) of the Code, or (iii) such earlier time as the Committee, in its sole discretion, deems appropriate.

(c)      Shares of Common Stock  purchased  under the Plan and held in a custodial  account on behalf of a Participant  may be voted by the Participant as holder of record of such shares.

Section 7.04.      Notification  of Disposition of Stock. A Participant or former Participant who disposes of Common Stock purchased
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under the Plan less than two years after the Offer Date of an Offering  Period  during  which such Common  Stock was  purchased or less than one year from the Purchase  Date of such  Common  Stock  must  notify  his or her  Participating  Employer immediately of such disposition in writing. The Participant will be solely responsible for all tax liabilities resulting from any such disposition.

                                                             Article VIII
                                                       TERMINATION AND AMENDMENT

Section 8.01.      Termination  of the Plan.  The Plan will also automatically terminate upon the purchase by Participants  of all
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shares of Common Stock  subject to the Plan,  unless the number of shares is  increased  by the Board of Directors  and the increase is approved by the  shareholders of the Company.  The Company may, by action of the Board of Directors,  terminate the Plan at any earlier time for any  reason.  As soon as  practicable  following  termination  of the  Plan,  the  Company  or its agent  will refund to each Participant the entire balance credited to his or her Contribution Account.

Section 8.02.      Amendment  of the Plan.  The Board of Directors reserves the right to modify, alter or amend the Plan at any time
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and from time to time to any extent that it may deem advisable,  subject to stockholder  approval to the extent deemed necessary by the Board of Directors for compliance with Section 423 of the Code.  Notwithstanding  the foregoing,  no amendment of the Plan will operate to reduce any amounts previously  allocated to a Participant's  Contribution  Account or to reduce a Participant's  rights with respect to shares of Common Stock  previously purchased on his or her behalf under the Plan. The Board of Directors may suspend operation of the Plan for such period as it may deem advisable.

                                                              Article IX
                                                             MISCELLANEOUS

Section 9.01.      Governing Law; Compliance With Law.  The Plan will be  construed in  accordance  with the laws of  Delaware.  The
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Company's  obligation to sell and deliver shares of Common Stock  hereunder  will be subject to all applicable  federal and state laws, rules and  regulations  and to such  approvals  by any  regulatory  or  governmental  agency as may, in the opinion of counsel for the Company,  be required.  The Company may make such provisions as it may deem  appropriate for the withholding of any taxes or payment of any taxes that it determines it may be required to withhold or pay in connection with a Participant's participation in the Plan.

Section 9.02.     No Assignment. The purchase rights granted hereunder are not assignable or transferable by the Participants, other
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than by will or the laws of descent and distribution, and are exercisable during the Participant's lifetime only by the Participant.
Any attempted assignment, transfer or alienation not in compliance  with the terms of the Plan will be null and void for all purposes and respects.

Section 9.03.      No  Contract  of  Employment.  The Plan will not be deemed to  onstitute a contract  between  the  Company,  any
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Subsidiary  or any  Participating  Employer  and any  Employee.  Nothing  contained in the Plan will be deemed to give any Employee the right to be retained in the service of any such entity or to interfere  with the right of any such entity to discharge  any
Employee at any time regardless of the effect such discharge may have upon him or her as an Eligible Employee or a Participant of the Plan.

No Rights as  Shareholder.  No  Eligible  Employee or Participant will by reason of participation in the Plan have any rights of a
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shareholder of the Company until he or she acquires shares of Common Stock as herein provided.